UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 10, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2020, Success Entertainment Group International, Inc., a Nevada corporation (“SEGN”) executed a Securities Exchange Agreement with Renavotio Infratech, Inc., a Delaware corporation (“RII”) and the shareholders of RII (each a “Shareholder” and collectively, the “Shareholders”).  Under the terms of the Securities Exchange Agreement (the “Agreement”), the Board of Directors of SEGN adopted resolutions approving SEGN’s acquisition of the equity interests of RII held by the Shareholders (the “Acquisition”) by means of a share exchange with the Shareholders.  The Shareholders own all of the equity interests of RII, consisting of Twenty Million (20,000,000) shares of stock (the “RII Shares”).  RII will become a 100% wholly owned subsidiary of SEGN and RII Shares and will be exchanged for SEGN Series A Preferred Shares.

Completing the Agreement, on April the 10th, SEGN filed a Certificate of Designation for the Series A Preferred Stock, par value $.00001 (the “Series A”)with the State of Nevada. The  Series A has the following terms, The Issuable Series A Shares shall be convertible in the aggregate into a number of shares of SEGN Common Stock representing approximately 51% of the shares of SEGN Common Stock outstanding on a fully diluted basis immediately prior to the conversion, subject to adjustment as described in the Series A Certificate of Designation.

The Shareholders will sell, convey, assign, transfer to SEGN certificates representing the RII Shares (a private company) held by the Shareholders, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of RII, accompanied by properly executed and authenticated stock powers of instrument of like tenor.  In exchange for the RII Shares, SEGN shall issue to the Shareholders pro rata basis the following shares of SEGN Series A preferred stock (collectively, the “Issuable Shares”): (i.) an aggregate of Twenty Million (20,000,000) new and duly issued, fully-paid and non-assessable shares of SEGN Series A Preferred Stock, par value $.00001 (the “Series A Preferred Stock”) described in the Series A Certificate of Designation, convertible into SEGN common stock (“SEGN Common Stock”).

The additionally completing the Agreement , Thirty Million shares (30,000,000) owned by Success Holding Group, USA (SHGR) shall be canceled and returned to SEGN’s treasury and 45,135,00 shares shall remain issued and outstanding as prior to the closing.  SEGN will issue and an additional Six Million (6,000,000) Common shares, will be reserves for future issue as directed by Chi Jui (Chris) Hong, current SEGN Chief Executive Officer.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Exchange Agreement

10.2	Series A Certificate of Designation

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SIGNATURES

Pursuant  to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2020	By:	/s/ Brian Kistler
Brian Kistler
President, Secretary, and Director

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